TELOS CORPORATION AND SUBSIDIARIES

                                 Form 10-K

                           SCHEDULE OF SUBSIDIARIES

                   Telos Corporation, Santa Monica, California
                    Incorporated:  California, April 11, 1969

                     Telos Field Engineering, Inc., Delaware
                    Incorporated: Delaware, February 25, 1994

                     Telos International Corporation, Delaware
                       Incorporated:  Delaware, May 16, 1995

                             Enterworks, Inc., Delaware
                          Incorporated:  February 22, 1994